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                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MAGMA POWER COMPANY
               (Name of Registrant as Specified in its Charter)

                        CALIFORNIA ENERGY COMPANY, INC.
                         CE ACQUISITION COMPANY, INC.
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(i)(2).
     [X] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:













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                [Letterhead of California Energy Company, Inc.]

                                   IMPORTANT
                        PLEASE VOTE THE GREEN CARD TODAY

DEAR FELLOW MAGMA STOCKHOLDER:

     For two long months now, Magma Power Company's Board and management have had before them an acquisition proposal from California Energy. For two long months now, they have failed to produce any competing bid or other tangible evidence that they are seeking to maximize value for Magma's stockholders. In fact, on October 21, 1994, Magma admitted that it "has not begun to negotiate the terms of any extraordinary transaction" with any third party. IT IS TIME TO SEND A WAKE UP CALL TO MAGMA'S BOARD AND MANAGEMENT. TIME IS MONEY, AND THE LACK OF RESULTS IS UNACCEPTABLE.

             THERE IS NO DOWNSIDE TO VOTING THE GREEN CARD TODAY:

     o The only thing for which California Energy is now soliciting is the call of a Special Meeting of Stockholders.

     o VOTING IN FAVOR OF THE CALL OF A SPECIAL MEETING CREATES NO OTHER OBLIGATION ON YOUR PART. NOT TO TENDER YOUR SHARES. NOT TO VOTE FOR CALIFORNIA ENERGY'S PROPOSALS AT THE SPECIAL MEETING.

     o WHAT YOUR VOTE ON THE GREEN CARD DOES DO IS SEND A CLEAR MESSAGE TO MAGMA'S BOARD TO STOP DRAGGING THEIR FEET AND START INCREASING STOCKHOLDER VALUE.

                       DON'T JUST TAKE OUR WORD FOR IT:

     Institutional Shareholder Services, an independent and highly respected advisor on proxy matters to institutional investors and managers, recently recommended that their clients VOTE the GREEN card to REQUEST the call of the Special Meeting.

     They summarized their analysis and recommendation as follows:

     "The issues raised by [California Energy's ("CECI")] offer and Magma Power's lack of interest in negotiating with CECI, as well as [Magma's] adoption of several antitakeover defenses, are ripe for consideration by the Company's shareholders. [V]oting in favor of the request for a special meeting does not commit any Magma Power shareholder to accepting CECI's tender offer. However, a vote to request will preserve and enhance shareholders' ability to influence the board's action with respect to the offer.



















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     "We recommend a vote to REQUEST that CECI call a special meeting on the
GREEN card."*

                       THE DEADLINE IS DECEMBER 2, 1994.
        ACT TO PRESERVE CALIFORNIA ENERGY'S $38.50 ACQUISITION PROPOSAL
                             BEFORE IT IS TOO LATE.

     CALIFORNIA ENERGY ANNOUNCED ON NOVEMBER 1 THAT IT HAS PUT ITS BEST OFFER ON THE TABLE AND THAT IT INTENDS TO WITHDRAW ITS $38.50 PER SHARE ACQUISITION PROPOSAL IF IT HAS NOT SIGNED A MERGER AGREEMENT WITH MAGMA OR RECEIVED A SUFFICIENT NUMBER OF REQUESTS TO CALL A SPECIAL MEETING BY DECEMBER 2, 1994.

     The deadline is real. Unfortunately, we felt we had to establish it because Magma Power's Board and management have made every effort to stonewall California Energy's acquisition proposal.

     So far, Magma's Board and management have failed to produce any competing bid. However, they have:

     o    Adopted a poison pill.

     o    ENTERED INTO GOLDEN PARACHUTES.

     o    Commenced wasteful litigation.

     o    Withheld a list of stockholders.

     o    Eliminated the right of stockholders to act by written consent.

     o INSISTED ON A THREE YEAR STANDSTILL BEFORE SHARING CONFIDENTIAL INFORMATION THAT MANAGEMENT CLAIMS IS BEING SHARED WITH INTERESTED THIRD PARTIES.

     o And most recently, Magma has even begun to use scare tactics: Magma is now claiming with a straight face that merely calling a meeting will scare away prospective bidders.

























*Institutional Shareholder Services Report dated November 8, 1994. Permission to quote from this report was nor requested from Institutional Shareholder Services.
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     Enough is enough. It is time for Magma's Board to act. VOTE THE GREEN
CARD TODAY. SEND THE MESSAGE!


                              Sincerely,

                              /s/ David L. Sokol

                              David L. Sokol
                              Chairman, President and
                              Chief Executive Officer

November 22, 1994

If you have questions or need assistance in voting your GREEN card please contact:


                           MACKENZIE PARTNERS, INC.
                               156 Fifth Avenue
                           New York, New York 10010
                         (212) 929-5500 (call collect)

                                      or

                         CALL TOLL FREE (800) 322-2885

63180048